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                                                                      EXHIBIT 11

                              MERRILL CORPORATION
                 SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)

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                                                                                               THREE MONTHS
                                                                                             ENDED APRIL 30,
                                                                                        --------------------------
                                                                                            1997          1996
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Primary:
  Net income..........................................................................  $  7,754,218  $  4,245,082
                                                                                        ------------  ------------
                                                                                        ------------  ------------
  Weighted average number of common shares outstanding
    during the period.................................................................     7,942,083     7,875,200
  Add common equivalent shares relating to outstanding options to purchase common
    stock using, the treasury stock method............................................       323,541        58,051
                                                                                        ------------  ------------
      Weighted average number of common and common equivalent
        shares outstanding............................................................     8,265,624     7,933,251
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Primary income per common share.......................................................         $ .94         $ .54
                                                                                        ------------  ------------
                                                                                        ------------  ------------

Fully diluted:
  Net income..........................................................................  $  7,754,218  $  4,245,082
                                                                                        ------------  ------------
                                                                                        ------------  ------------
  Weighted average number of common shares outstanding
    during the period.................................................................     7,942,083     7,875,200
  Add common equivalent shares relating to outstanding options to purchase common
    stock using, the treasury stock method............................................       320,385       229,758
                                                                                        ------------  ------------
      Weighted average number of common and common equivalent
        shares outstanding............................................................     8,262,468     8,104,958
                                                                                        ------------  ------------
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Fully diluted income per common share.................................................         $ .94         $ .52
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